AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 3, 1998
                                                    REGISTRATION NO. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 ---------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                 ---------------

                            BLOCK DRUG COMPANY, INC.
             (Exact name of registrant as specified in its charter)
                                 --------------

             NEW JERSEY                        22-1375645
   (State or other jurisdiction of          (I.R.S. Employer
   incorporation or organization)          Identification No.)


                              257 CORNELISON AVENUE
                              JERSEY CITY, NJ 07302
                                 (201) 434-3000
                     (Name and address of agent for service)

                   BLOCK DRUG COMPANY, INC. STOCK OPTION PLAN
                            (Full Title of the Plan)
                                 ---------------

                              JOHN E. PETERS, ESQ.
                    SENIOR VICE PRESIDENT AND GENERAL COUNSEL
                              257 CORNELISON AVENUE
                              JERSEY CITY, NJ 07302
                     (Name and address of agent for service)
                                 (201) 434-3000
                     (Telephone number, including area code,
                              of agent for service)
                                 ---------------

                         CALCULATION OF REGISTRATION FEE

================================================================================================================================
                                                               Proposed
                                                                Maximum              Proposed Maximum            Amount of
     Title of Securities            Amount to be            Offering Price          Aggregate Offering         Registration
      to be Registered              Registered(1)            Per Share(2)                Price(2)                   Fee
--------------------------------------------------------------------------------------------------------------------------------
Class A Common Stock,
par value $.10 per share          1,000,000 shares             $43.6875                $43,687,500              $12,887.81
================================================================================================================================

(1) This Registration Statement also covers an indeterminate number of shares of Class A Common Stock that may be issuable by reason of stock splits, stock dividends or similar transactions in accordance with Rule 416 under the Securities Act of 1933, as amended.

(2) Calculated solely for the purpose of determining the registration fee pursuant to Rule 457(h) and Rule 457(c) under the Securities Act of 1933, as amended, based upon the average of the high and low sales prices of the Company's Class A Common Stock on the Nasdaq National Market as of May 29, 1998.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


                  The documents containing the information specified in Part I of this Registration Statement will be sent or given to employees as specified by Rule 428(b)(1). Such documents are not required to be and are not filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended (the "Securities Act").


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.
------   ---------------------------------------

                  The following documents filed with the Commission by Block Drug Company, Inc. (the "Company") are incorporated herein by reference:

                  (a) The Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1997;

                  (b) The Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended June 30,1997, September 30, 1997 and December 31, 1997; and

                  (c) The description of the Company's Class A Common Stock, par value $.10 per share (the "Class A Common Stock"), contained in the Company's Amended and Restated Certificate of Incorporation, which is attached hereto as
Exhibit 4.1.

                  All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.
         -------------------------

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.
------   --------------------------------------

         Not applicable.

Item 6.  Indemnification of Directors and Officers.
------   -----------------------------------------

                  Section 14A:3-5 of the New Jersey Business Corporation Act generally allows New Jersey corporations to indemnify, and purchase insurance for, directors, officers, employees, agents and certain other individuals ("corporate agents") who are subject to expenses and liabilities in connection with proceedings involving such individuals by reason of their being such a corporate agent (provided such individuals acted in a certain manner).

                  Under provisions of the Company's By-laws, any person qualifying as a "corporate agent" for purposes of Section 14A:3-5 of the New Jersey Business Corporation Act shall be indemnified by the Company to the full extent permitted by law. In addition, the Company may purchase insurance on behalf of such corporate agents against expenses and liabilities incurred in their capacity as a corporate agent, whether or not indemnification for such expenses and liabilities would be permitted by law. The Company presently maintains insurance policies as described in the preceding sentence.


                  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, or otherwise, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7.  Exemption from Registration Claimed.
------   -----------------------------------

         Not applicable.

Item 8.  Exhibits.
------   --------

          4.1      --  Amended and Restated Certificate of Incorporation.

          4.2      --  Amended and Restated By-laws as amended through January
                       8, 1998.

          5.1      --  Opinion of John E. Peters, Esq.

          23.1     --  Consent of Coopers & Lybrand L.L.P.

          23.2     --  Consent of John E. Peters, Esq. (included in the opinion filed as Exhibit 5 to this Registration Statement).

          24.1     --  Power of Attorney (included in the signature page to this
                       Registration Statement).

          99.1     --  Block Drug Company, Inc. Stock Option Plan.



Item 9.  Undertakings.
------   ------------

(a)               The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in maximum aggregate offering set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration

                           Statement or any material change of such information of the Registration Statement;

provided, however, that paragraph (a)(1)(i) and (a)(1)(ii) does not apply if the information required to be included in a post-effective amendment by the foregoing paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to
                  Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling persons of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jersey City and State of New Jersey, on this 2nd day of June, 1998.




                                   By:  /s/ John E. Peters
                                        ----------------------------------------
                                            John E. Peters
                                            Senior Vice President, Secretary and
                                            General Counsel





                                POWER OF ATTORNEY

                  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas R. Block, Melvin Kopp and John E. Peters, each acting individually, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                 Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on the date indicated.



Signature                                   Title                                       Date
---------                                   -----                                       ----


/s/ James A. Block                          Chairman of the Board                     June 2, 1998
-----------------------------------
James A. Block

/s/ Thomas R. Block
-----------------------------------         President and Director                    June 2, 1998
Thomas R. Block

/s/ Michael C. Alfano
-----------------------------------         Senior Vice President,                    June 2, 1998
Michael C. Alfano                           Research & Technology and
                                            Director

/s/ Michael Danziger
-----------------------------------         Director                                  June 2, 1998
Michael Danziger

/s/ Peggy Danziger
-----------------------------------         Director                                  June 2, 1998
Peggy Danziger

/s/ Dominick DePaola
-----------------------------------         Director                                  June 2, 1998
Dominick DePaola

/s/ William T. Golden
-----------------------------------         Director                                  June 2, 1998
William T. Golden

/s/ Melvin Kopp
-----------------------------------         Senior Vice President,                    June 2, 1998
Melvin Kopp                                 Chief Financial Officer
                                            and Director

                                      II-7



Signature                                   Title                                       Date
---------                                   -----                                       ----

/s/ Donald H. LeSieur
-----------------------------------         Executive Vice President,                 June 2, 1998
Donald H. LeSieur                           President, International
                                            Division and Director

/s/ Peter C. Mann
-----------------------------------         President, U.S. Division                  June 2, 1998
Peter C. Mann                               and Director

/s/ John E. Peters
-----------------------------------         Senior Vice President,                    June 2, 1998
John E. Peters                              General Counsel and Secretary
                                            and Director
/s/ Peter J. Repetti
-----------------------------------         Director                                  June 2, 1998
Peter J. Repetti

/s/ Mary C. Tanner
-----------------------------------         Director                                  June 2, 1998
Mary C. Tanner

/s/ Leslie K. Breiland
-----------------------------------         Controller                                June 2, 1998
Leslie K. Breiland


                                      II-8


                                  EXHIBIT INDEX
                                  -------------

Exhibits
--------

4.1      --       Amended and Restated Certificate of Incorporation.

4.2      --       Amended and Restated By-laws as amended through January
                  8, 1998.

5.1      --       Opinion of John E. Peters, Esq.

23.1     --       Consent of Coopers & Lybrand L.L.P.

23.2     --       Consent of John E. Peters, Esq. (included in the
                  opinion filed as Exhibit 5 to this Registration Statement).

24.1     --       Power of Attorney (included in the signature page to this
                  Registration Statement).

99.1     --       Block Drug Company, Inc. Stock Option Plan.





                                      II-9